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                                  EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT


The following represents the Registrant's direct and indirect subsidiaries upon the consummation of the Combination and the offering. Unless otherwise indicated, each subsidiary will be wholly-owned, directly or indirectly, by the Registrant.



Conemsco Acquisition Company (TX)
CECO Holdings, Inc. (DE)
Continental Supply Company (DE)
Continental Emsco Company (DE)
Oil States Industries, Inc. (DE)
Oil States Subsea Ventures, Inc. (TX)
Oil States MCS, Inc. (DE)
Oil States Industries do Brasil Instalacoes Maritimas Ltda. (Brazil) Oil States Industries (UK) Limited (UK)
Oil States Industries (Asia) Pte Ltd. (Singapore)
Oil States Hydro Tech Systems, Inc. (DE)
OS MCS, Ltd. (UK)
Oil States Klaper Limited (UK)
Hydra-Lok Leasing Ltd. (UK)
Hydro Tech Systems, Inc. (TX)
Oil States Offshore Marine, Inc. (TX)
Oil States Rubber Co. (TX)
CE Drilling Products, Inc. (TX)
CE Distribution Services, Inc. (DE)
Oil States Skagit SMATCO, Inc. (LA)
ELASTOMERIC ACTUATORS, INC. (TX)(1)
892489 Alberta Inc. (Alberta)
892492 Alberta Inc. (Alberta)
892493 Alberta Inc. (Alberta)
3045843 Nova Scotia Company (Nova Scotia)
HWC Energy Services, Inc. (TX)
HWC Energy Services Canada Inc. (Alberta)
HWCES International (Cayman Islands)
HWC Holdings Inc. (DE)
Specialty Rental Tool & Supply, Inc. (TX)
Capstar Drilling, Inc. (TX)
Hydraulic Well Control, Inc. (LA)
HWC Limited (LA)
Signa Engineering Corporation (TX)(2)
PTI Group Inc. (Alberta)
Ekati Services Ltd. (NW Territories)(3)
Norwel Developments Limited (NW Territories)
General Marine Leasing, Inc.  (LA)
General Marine Construction (LA)
General Marine Offshore Equipment (LA)
Diamond Resource Services Ltd. (Alberta)
Travco Industrial Housing Ltd. (Alberta)



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Crown Camp Services Ltd. (Alberta)
PTI Peru S.A. (Peru)
Inversiones Y Rentas PTI Limitada (Chile)
Delta PTI Servicios Limitada (Chile)(4)
Crown Camp Services Inc. (Alaska)
Alimentation de la paix inc. (Quebec)
PTI Camp Installations Ltd.  (Alberta)
Inserv Institutional Services Corp. (Canada)
Heritage Meats Ltd. (Alberta)
PTI Camp Services Limited (Cyprus)
PTI International Ltd. (Alberta)
PTI International Ltd. (Russia)
Sooner Inc. (DE)
Sooner Pipe Inc. (OK)
Chickasaw Distributors (TX)(5)
AZ Terminal Corporation (OK)
Sooner Holding Company (DE)
Sooner Pipe and Supply UK LTD (UK)
Sooner Pipe & Supply Nigeria LTD (Nigeria)
Sooner Pipe & Supply (Canada) LTD (Alberta)
Sooner Pipe & Supply Venezuela S.A. (Venezuela)



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(1) 60% owned indirectly by the Registrant.

(2) 28.6% owned indirectly by the Registrant.

(3) 49% owned indirectly by the Registrant.

(4) 50% owned indirectly by the Registrant.

(5) 20% owned indirectly by the Registrant.



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